EXHIBIT 4.1.1

KENNY S&P EVALUATION SERVICES
A Division of J.J. Kenny Co., Inc.
65 Broadway
New York, New York 10006-2511
Telephone 212/770-4422
Fax 212/797-8681
Frank A. Ciccotto, Jr.
Vice President


                                                                 AUGUST 29, 1997

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE BANK OF NEW YORK
UNIT INVESTMENT TRUST DIVISION
P.O. BOX 974 - WALL STREET STATION
NEW YORK, NY 10268-0974

RE: GOVERNMENT SECURITIES INCOME FUND, GNMA SERIES--2A, DEFINED ASSET FUNDS

Gentlemen:

     We have examined the Registration Statement File No. 333-10807 for the above captioned fund. We hereby acknowledge that Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc., is currently acting as the evaluator for the Trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc., as evaluator.


     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          FRANK A. CICCOTTO, JR.
                                          Vice President